Exhibit 3.3
CERTIFICATE OF FORMATION
OF
RESOLUTE ENERGY GP, LLC
     This Certificate of Formation, dated September 13, 2007, has been duly executed and is filed pursuant to Sections 18-201 and 18-204 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act.
     1. Name. The name of the Company is:
Resolute Energy GP, LLC
     2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is:
National Corporate Research, Ltd.
615 South DuPont Highway
Dover, Delaware 19901
     The name and the address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:
National Corporate Research, Ltd.
615 South DuPont Highway
Dover, Delaware 19901
     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the date first written above.

RESOLUTE HOLDINGS SUB, LLC, Manager
By:	/s/ James M. Piccone
James M. Piccone, President
Authorized Person